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                                                                   EXHIBIT 23.2

                        CONSENT OF RYDER SCOTT COMPANY

  We consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc. (the "Company"), Registration Statement on Form S-8 (No. 33-80844), Registration Statement on Form S-8 (No. 33-80846), Registration Statement on Form S-8 (No. 33-80848), Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), Registration Statement on Form S-8 (No. 333-24077) and Registration Statement on Form S-3 (No. 33-86310), of our report dated January 9, 1998 on our audit of the remaining proved reserves attributable to the properties owned by the Company as of December 31, 1997.

                                          /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEEERS
                                          -------------------------------------
                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEEERS

March 6, 1998